Exhibit 99.1

Prelude Therapeutics Reports Second Quarter 2026 Financial Results and Provides Corporate Update

The Company expects to initiate its Phase 1 study of PRT13722, a first-in-class highly-selective oral KAT6A degrader in HR+ breast cancer in the fourth quarter

Presented preclinical data demonstrating differentiated profile of PRT13722, at the American Association for Cancer Research (AACR) Annual Meeting 2026

Enrollment continues in Phase 1 Study of PRT12396, mutant-selective JAK2V617F inhibitor in patients with polycythemia vera (PV) and myelofibrosis (MF)

Current cash runway expected into the second quarter of 2028 with $155 million in cash, cash equivalents, restricted cash and marketable securities as of June 30, 2026

WILMINGTON, Del., Aug. 11, 2026 (GLOBE NEWSWIRE) – Prelude Therapeutics Incorporated (Nasdaq: PRLD), a clinical-stage precision oncology company, today reported its financial results for the second quarter ended June 30, 2026 and provided an update on its R&D pipeline and other corporate developments.

"The first six months of 2026 were highlighted by steady and strong execution across our organization,” stated Kris Vaddi, Ph.D., Chief Executive Officer of Prelude. “We’ve made considerable progress advancing our three core programs. Notably, we are well positioned to initiate, in the fourth quarter, the first clinical trial of our highly differentiated, selective KAT6A degrader, PRT13722 in HR+ breast cancer. Enrollment in our phase 1 study of PRT12396, our mutant-selective JAK2V617F inhibitor, continues, and we are also making excellent progress toward advancing the lead development candidates from our mCALR degrader antibody conjugate program.”

Program Updates and Upcoming Milestones

Highly selective KAT6A oral degrader program

KAT6 is an emerging and recently validated target in the treatment of HR+ breast cancer. Prelude discovered and is developing first-in-class, highly potent, highly selective and orally bioavailable KAT6A selective degraders. Pending clearance of the IND application, the Company expects the phase 1 study initiation of PRT13722 in HR+ breast cancer in the fourth quarter of 2026. Prelude believes that selectively degrading KAT6A has the potential for

Exhibit 99.1

improved efficacy, tolerability and combinability with other agents relative to non-selective inhibitors of KAT6A/B.

The Company presented preclinical data supporting this hypothesis at the AACR Annual Meeting 2026. The presentation can be found at Publications - Prelude Therapeutics.

Mutant selective JAK2V617F JH2 inhibitor program

JAK2V617F is the primary driver mutation responsible for disease progression in the majority of patients living with myeloproliferative neoplasms (MPNs). The mutation impacts approximately 95% of patients with polycythemia vera (PV), 60% of patients with essential thrombocythemia (ET) and 55% of patients with myelofibrosis (MF). Identifying JAK2 JH2 inhibitors that selectively target V617F+ cells has long been the goal for advancing the treatment of MPNs. Prelude has designed and identified novel allosteric inhibitors that bind into the JAK2 JH2 “deep pocket” where the V617F mutation resides. These candidates demonstrate mutant specific inhibition in multiple preclinical models of MPNs. Prelude believes this approach may have the potential to reduce mutant allele burden, slow or even reverse disease progression, and transform treatment outcomes for MPN patients.

PRT12396, Prelude’s lead, mutant-selective JAK2V617F inhibitor, received IND clearance from the U.S. Food and Drug Administration, as previously announced in February 2026 and is currently enrolling patients into a Phase 1 study of PRT12396 in patients with PV and MF. The Company also continues to make progress advancing next generation development candidates with potential best-in-class selectivity profiles.

The JAK2V617F inhibitor program is subject to an exclusive option agreement with Incyte announced in November 2025.

Mutated calreticulin (mCALR) DAC discovery program

Mutant CALR is a neoantigen presented on the cell surface of malignant myeloid cells but not normal cells and is found in approximately 25-35% of patients with MF and essential thrombocythemia (ET). Recently, a mCALR-targeted monoclonal antibody demonstrated robust clinical activity in high-risk ET patients. Prelude is advancing mCALR-targeted degrader antibody conjugates (DACs) using the Company’s proprietary degrader payloads as a differentiated approach for patients with CALR mutations. This discovery program is wholly owned and controlled by Prelude.

The Company presented the preclinical data from the program at the European Hematology Association 2025 Congress in June and the American Society of Hematology (ASH) 67th Annual Meeting in December 2025. The presentations can be found at Publications – Prelude Therapeutics.

Degrader payloads for next generation DACs

Prelude is leveraging our expertise in targeted protein degradation to discover and develop novel degrader payloads for use with next generation DACs. We have developed highly potent SMARCA2/4 and CDK9 degrader payloads optimized for efficacy, tolerability and developability when coupled to a wide range of different antibodies. Building on our existing

Exhibit 99.1

DAC partnership with AbCellera, the Company’s payloads and corresponding payload-linkers are available for licensing to additional partners to expand the reach of this new technology.

We have recently published preclinical data demonstrating that next generation DACs using Prelude degrader payloads have potential for significantly better in vivo efficacy and tolerability compared to traditional cytotoxic ADCs when tested head-to-head in xenograft models. These data can be found at: Publications – Prelude Therapeutics

Corporate Updates

In April 2026, the Company announced the appointment of Charles Morris, M.D. as Chief Medical Officer.

Second Quarter 2026 Financial Results

Cash, Cash Equivalents, Restricted cash and Marketable securities:

Cash, cash equivalents, restricted cash and marketable securities as of June 30, 2026 were $155.2 million. The Company anticipates that its existing cash, cash equivalents, restricted cash and marketable securities will fund Prelude’s operations into the second quarter of 2028.

Research and Development (R&D) Expenses:

For the three months ended June 30, 2026, R&D expense decreased to $16.1 from $25.8 million for the prior year period. Included in the R&D expense for the three months ended June 30, 2026 was $1.0 million of non-cash expense related to stock-based compensation expense, including employee stock options, compared to $2.2 million for the three months ended June 30, 2025. Along with the decrease in stock-based compensation expense, the decrease was primarily related to lower expense incurred for our SMARCA2 clinical trials which we paused in 2025 along with a decrease in employee related expenses due to a workforce reduction in the second half of 2025. Research and development expenses may fluctuate from period to period depending upon the stage of certain projects and the level of preclinical and clinical trial-related activities.

General and Administrative (G&A) Expenses:

For the three months ended June 30, 2026, G&A expenses decreased to $5.0 million from $6.4 million for the prior year period. Included in general and administrative expenses for the three months ended June 30, 2026, was $1.0 million of non-cash expense related to stock-based compensation expense, including employee stock options, compared to $1.6 million for the three months ended June 30, 2025. The decrease in general and administrative expenses was primarily due to a decrease in stock-based compensation along with a decrease in employee-related expenses.

Net Loss:

For the three months ended June 30, 2026, net loss was $13.9 million, or $0.14 per share compared to $31.2 million, or $0.41 per share, for the prior year period. Included in the net loss

Exhibit 99.1

for the three months ended June 30, 2026, was $2.0 million of non-cash expenses related to the impact of expensing share-based payments, including employee stock options due in part to fewer employees, as compared to $3.8 million for the same period in 2025.

About Prelude Therapeutics

Prelude Therapeutics is a leading precision oncology company developing innovative medicines in areas of high unmet need for cancer patients. Our pipeline features highly selective KAT6A degraders and JAK2V617F mutant selective inhibitors -- new approaches to clinically validated targets with transformative potential for patients. We are leveraging our expertise in targeted protein degradation to create and develop next generation degrader antibody conjugates (DACs) with novel payloads. We are on a mission to extend the promise of precision medicine to every cancer patient in need. For more information, visit preludetx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated discovery, preclinical and clinical development activities for Prelude’s product candidates, the potential safety, efficacy, benefits and addressable market for Prelude’s product candidates, the expected timeline for clinical trial results for Prelude’s product candidates, and the sufficiency of Prelude’s cash runway into the second quarter of 2028. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Although Prelude believes that the expectations reflected in such forward-looking statements are reasonable, Prelude cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Prelude's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Prelude's ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, clinical trial sites and our ability to enroll eligible patients, supply chain and manufacturing facilities, Prelude’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, Prelude's ability to fund development activities and achieve development goals, Prelude's ability to protect intellectual property, and other risks and uncertainties described under the heading "Risk Factors" in Prelude’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q and other documents that Prelude files from time to time with the Securities and Exchange Commission. These forward-looking statements speak

Exhibit 99.1

only as of the date of this press release, and Prelude undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

PRELUDE THERAPEUTICS INCORPORATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended June 30,
(in thousands, except share and per share data)	2026	2025
Revenue	$5,704	$—

Operating expenses
Research and development	16,131	25,784
General and administrative	5,027	6,410
Total operating expenses	21,158	32,194
Loss from operations	(15,454)	(32,194)
Other income, net	1,533	963
Net loss	$(13,921)	$(31,231)
Per share information:
Net loss per share of common stock, basic and diluted	$(0.14)	$(0.41)
Weighted average common shares outstanding, basic and diluted	98,388,593	75,993,941
Comprehensive loss:
Net loss	$(13,921)	$(31,231)
Unrealized loss on marketable securities, net of tax	(186)	(13)
Comprehensive loss	$(14,107)	$(31,244)

Exhibit 99.1

PRELUDE THERAPEUTICS INCORPORATED

BALANCE SHEETS

(in thousands, except share data)	June 30, 2026	December 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$26,329	$35,256
Marketable securities	125,428	67,958
Prepaid expenses and other current assets	3,141	2,478
Total current assets	154,898	105,692
Restricted cash	3,405	3,235
Property and equipment, net	4,397	5,113
Right-of-use asset	26,389	27,165
Prepaid expenses and other non-current assets	274	110
Total assets	$189,363	$141,315
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,032	$3,983
Accrued expenses and other current liabilities	7,983	12,533
Deferred revenue	25,248	33,734
Operating lease liability	2,779	2,744
Total current liabilities	38,042	52,994
Deferred revenue, net of current portion		1,798
Other liabilities	2,717	2,841
Operating lease liability	14,871	15,045
Total liabilities	55,630	72,678
Commitments
Stockholders’ equity:
Voting common stock, $0.0001 par value: 487,149,741 shares authorized; 65,028,996 and 48,225,493 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	7	5
Non-voting common stock, $0.0001 par value: 112,850,259 shares authorized; 14,728,135 shares issued and outstanding at both June 30, 2026 and December 31, 2025	1	1
Additional paid-in capital	841,319	751,684
Accumulated other comprehensive (loss) income	(227)	8
Accumulated deficit	(707,367)	(683,061)
Total stockholders’ equity	133,733	68,637
Total liabilities and stockholders’ equity	$189,363	$141,315

Investor Contact:
Robert A. Doody, Jr.
 Senior Vice President, Investor Relations

Prelude Therapeutics Incorporated

484.639.7235

rdoody@preludetx.com